Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES SECOND QUARTER 2010 TOTAL REVENUE OF $53.1 MILLION

CAMARILLO, CA August 9, 2010 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and six months ended June 30, 2010.

Second Quarter 2010 Results

For the quarter ended June 30, 2010 compared to the quarter ended June 30, 2009:

Consolidated

•

Total revenue increased 5.2% to $53.1 million from $50.5 million;

•

Operating expenses decreased 24.4% to $43.0 million from $57.0 million;

•

Operating expenses excluding impairment of indefinite-live intangible assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets increased 6.1% to $43.1 million from $40.6 million;

•

Operating income from continued operations increased to $10.1 million from a loss of $6.5 million;

•

Net income increased to $0.7 million, or $0.03 net income per diluted share, from a loss of $5.0 million, or $0.21 net loss per share in the prior year;

•

EBITDA increased to $12.7 million from a loss of $2.0 million; and

•

Adjusted EBITDA increased 2.1% to $14.1 million from $13.8 million.

Broadcast

•

Net broadcast revenue increased 3.5% to $45.5 million from $43.9 million;

•

Station operating income (“SOI”) increased 4.0% to $16.5 million from $15.9 million;

•

Same station net broadcast revenue increased 3.3% to $45.2 million from $43.7 million;

•

Same station SOI increased 4.1% to $16.6 million from $15.9 million; and

•

Same station SOI margin increased to 36.7% from 36.4%.

Non-broadcast

•

Non-broadcast revenue increased 16.9% to $7.7 million from $6.5 million; and

•

Non-broadcast operating income decreased 16.9% to $0.9 million from $1.1 million.

Included in the results for the quarter ended June 30, 2010 are:

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior subordinated notes due in 2016; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended June 30, 2009 are:

•

A $1.1 million charge ($0.7 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $13.7 million impairment of goodwill and indefinite-lived assets ($8.2 million, net of tax, or $0.35 per share) consisting of a $12.5 million impairment of radio broadcasting licenses and goodwill in our Dallas and Portland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.6 million loss ($1.0 million, net of tax, or $0.04 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $2.3 million benefit ($1.4 million, net of tax, or $0.10 per diluted share) related to the change in fair value of our interest rate swaps;

•

A $0.7 million gain ($0.4 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of $1.0 million of our 7 ¾% senior subordinated notes due in 2010; and

•

A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for the three months ended June 30, 2009 and the reclassification of WRFD-AM, Columbus, Ohio, into operations from discontinued operations.

Per share numbers are calculated based on 24,542,417 diluted weighted average shares for the quarter ended June 30, 2010, and 23,673,788 diluted weighted average shares for the quarter ended June 30, 2009.

Year to Date 2010 Results

For the six months ended June 30, 2010 compared to the six months ended June 30, 2009:

Consolidated

•

Total revenue increased 2.3% to $101.4 million from $99.2 million;

•

Operating expenses decreased 13.9% to $83.3 million from $96.7 million;

•

Operating expenses excluding impairment of indefinite-live intangible assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets increased 3.7% to $83.3 million from $80.3 million;

•

Operating income from continued operations increased to $18.2 million from $2.5 million;

•

Net income increased to $0.9 million, or $0.04 net income per diluted share, from a loss of $2.1 million, or $0.09 net loss per share in the prior year;

•

EBITDA increased to $24.3 million from $10.8 million; and

•

Adjusted EBITDA decreased 2.7% to $26.1 million from $26.8 million.

Broadcast

•

Net broadcast revenue increased 0.6% to $86.9 million from $86.3 million;

•

Station operating income (“SOI”) increased 0.8% to $31.9 million from $31.6 million;

•

Same station net broadcast revenue increased 0.5% to $86.5 million from $86.1 million;

•

Same station SOI increased 0.8% to $32.0 million from $31.7 million; and

•

Same station SOI margin increased to 37.0% from 36.9%.

Non-broadcast

•

Non-broadcast revenue increased 13.7% to $14.6 million from $12.8 million; and

•

Non-broadcast operating income decreased 8.1% to $1.4 million from $1.6 million.

Included in the results for the six months ended June 30, 2010 are:

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior subordinated notes due in 2016; and

•

A $0.7 million non-cash compensation charge ($0.4 million, net of tax or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.5 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the six months ended June 30, 2009 are:

•

A $1.1 million charge ($0.7 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $13.7 million impairment of goodwill and indefinite-lived assets ($8.2 million, net of tax, or $0.35 per share) consisting of a $12.5 million impairment of radio broadcasting licenses and goodwill in our Dallas and Portland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.6 million loss ($1.0 million, net of tax, or $0.04 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $2.4 million benefit ($1.4 million, net of tax, or $0.10 per diluted share) related to the change in fair value of our interest rate swaps;

•

A $0.7 million gain ($0.4 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of $1.0 million of our 7 ¾% senior subordinated notes due in 2010; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.1 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for the six months ended June 30, 2009 and the reclassification of WRFD-AM, Columbus, Ohio, into operations from discontinued operations.

Per share numbers are calculated based on 24,492,180 diluted weighted average shares for the six months ended June 30, 2010, and 23,673,788 diluted weighted average shares for the six months ended June 30, 2009.

Balance Sheet

As of June 30, 2010, the company had net debt of $304.4 million and was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.86 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2010:

•

On June 8, 2010, we completed the acquisition of tangle.com and GodTube.com, Christian content and community websites for $2.5 million.

The following transactions are currently pending:

•

On June 24, 2010, we entered into an agreement to sell radio station KXMX-AM, Los Angeles, California, for $12.0 million.  The sale is expected to close in the fourth quarter of 2010.

Conference Call Information

Salem will host a teleconference to discuss its results on August 9, 2010 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 457-2664, passcode 8354406 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 23, 2010 and can be heard by dialing (719) 457-0820, passcode 8354406 or on the investor relations portion on the company’s website, located at www.salem.cc.

Third Quarter 2010 Outlook

For the third quarter of 2010, Salem is projecting total revenue to increase 1% to 3% over third quarter 2009 total revenue of $49.2 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 3% to 6% as compared to the third quarter of 2009 operating expenses of $40.5 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and family-themed radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own a national portfolio of 95 radio stations in 37 markets, including 59 stations in 22 of the top 25 markets.  We also program the Family Talk ™ Christian-themed talk format on XM Radio, channel 170.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns a non-broadcast media division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Christian living focused Crosswalk.com® , Online Bible Study at BibleStudyTools.com, and Christian radio ministries online at OnePlace.com.  Additionally Salem owns conservative news leader Townhall.com® and conservative political blog, HotAir.com providing conservative commentary, news and blogging.  Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”).  Station operating income is defined as net broadcast revenues minus broadcast operating expenses.  Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, change in fair value of interest rate swaps, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of indefinite-lived intangible assets, cost of denied tower site and abandoned projects, gain or loss on the disposal of assets, gain or loss on early redemption of long-term debt and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.  The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income.  In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
	(Unaudited)
Net broadcast revenue	$43,945	$45,471	$86,340	$86,879
Non-broadcast revenue	6,547	7,653	12,811	14,569
Total revenue	50,492	53,124	99,151	101,448
Operating expenses:
Broadcast operating expenses	28,091	28,984	54,706	54,981
Non-broadcast operating expenses	5,439	6,732	11,237	13,123
Corporate expenses	3,271	3,717	6,614	7,986
Cost of denied tower site and abandoned projects	1,111	-	1,111	-
Impairment of indefinite-lived intangible assets	13,663	-	13,663	-
Depreciation and amortization	3,763	3,621	7,744	7,177
(Gain) loss on disposal of assets	1,615	(18)	1,616	(5)
Total operating expenses	56,953	43,036	96,691	83,262
Operating income (loss)	(6,461)	10,088	2,460	18,186
Other income (expense):
Interest income	73	46	147	94
Interest expense	(4,279)	(7,776)	(8,638)	(15,468)
Change in fair value of interest rate swaps	2,296	-	2,376	-
Gain (loss) on early redemption of long-term debt	660	(1,050)	660	(1,050)
Other expense, net	(27)	-	(48)	(31)
Income (loss) from continuing operations before income taxes	(7,738)	1,308	(3,043)	1,731
Provision for (benefit from) income taxes	(2,685)	610	(902)	829
Income (loss) from continuing operations	(5,053)	698	(2,141)	902
Income from discontinued operations, net of tax	36	-	13	-
Net income (loss)	$(5,017)	$698	$(2,128)	$902

Basic income (loss) per share before discontinued operations	$(0.21)	$0.03	$(0.09)	$0.04
Income from discontinued operations, net of tax	-	-	-	-
Basic income (loss) per share after discontinued operations	$(0.21)	$0.03	$(0.09)	$0.04

Diluted income (loss) per share before discontinued operations	$(0.21)	$0.03	$(0.09)	$0.04
Income from discontinued operations, net of tax	-	-	-	-
Diluted income (loss) per share after discontinued operations	$(0.21)	$0.03	$(0.09)	$0.04

Basic weighted average shares outstanding	23,673,788	23,819,158	23,673,788	23,771,675
Diluted weighted average shares outstanding	23,673,788	24,542,417	23,673,788	24,492,180

Other Data:
Station operating income	$15,854	$16,487	$31,634	$31,898
Station operating margin	36.1%	36.3%	36.6%	36.7%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	June 30,
	2009	2010
		(Unaudited)

Assets
Cash	$8,945	$3,475
Restricted cash	100	100
Trade accounts receivable, net	27,289	27,047
Deferred income taxes	4,700	4,916
Other current assets	3,459	4,838
Property, plant and equipment, net	121,174	119,049
Intangible assets, net	397,801	401,482
Bond issue costs	7,078	6,896
Bank loan fees	1,515	1,341
Other assets	6,984	6,681
Total assets	$579,045	$575,825

Liabilities and Stockholders' equity
Current liabilities	20,373	20,642
Long-term debt and capital lease obligations	313,969	307,739
Deferred income taxes	38,973	39,763
Other liabilities	8,531	8,689
Stockholders' equity	197,199	198,992
Total liabilities and stockholders' equity	$579,045	$575,825

Salem Communications Corporation
Supplemental Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$108	$412	$295	$441
Maintenance	1,320	1,990	1,755	3,345
Total capital expenditures	$1,428	$2,402	$2,050	$3,786

Tax information
Cash tax expense	$272	$235	$280	$217
Deferred tax expense (benefit)	(2,957)	375	(1,182)	612
Provision for (benefit from) income taxes	$(2,685)	$610	$(902)	$829

Tax benefit of non-book amortization	$3,013	$2,616	$5,857	$5,247

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$43,735	$45,195	$86,057	$86,478
Net broadcast revenue - acquisitions	6	76	6	90
Net broadcast revenue - dispositions	-	-	2	-
Net broadcast revenue - format changes	204	200	275	311
Total net broadcast revenue	$43,945	$45,471	$86,340	$86,879

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$27,827	$28,631	$54,330	$54,487
Broadcast operating expenses - acquisitions	-	105	1	137
Broadcast operating expenses - dispositions	1	-	21	-
Broadcast operating expenses - format changes	263	248	354	357
Total broadcast operating expenses	$28,091	$28,984	$54,706	$54,981

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$15,908	$16,564	$31,727	$31,991
Station operating income - acquisitions	6	(29)	5	(47)
Station operating income - dispositions	(1)	-	(19)	-
Station operating income - format changes	(59)	(48)	(79)	(46)
Total station operating income	$15,854	$16,487	$31,634	$31,898

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
	(Unaudited)
Reconciliation of SOI and Non-Broadcast Operating Income to Operating Income (Loss)

Station operating income	$15,854	$16,487	$31,634	$31,898
Non-broadcast operating income	1,108	921	1,574	1,446
Less:
Corporate expenses	(3,271)	(3,717)	(6,614)	(7,986)
Cost of denied tower site and abandoned projects	(1,111)	-	(1,111)	-
Impairment of indefinite-lived intangible assets	(13,663)	-	(13,663)	-
Depreciation and amortization	(3,763)	(3,621)	(7,744)	(7,177)
Gain (loss) on disposal of assets	(1,615)	18	(1,616)	5
Operating income (loss)	$(6,461)	$10,088	$2,460	$18,186

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$13,811	$14,095	$26,776	$26,063
Less:
Stock-based compensation	(147)	(404)	(230)	(736)
Cost of denied tower site and abandoned projects	(1,111)	-	(1,111)	-
Impairment of indefinite-lived intangible assets	(13,663)	-	(13,663)	-
Gain (loss) on early redemption of long-term debt	660	(1,050)	660	(1,050)
Discontinued operations, net of tax	36	-	13	-
Gain (loss) on disposal of assets	(1,615)	18	(1,616)	5
EBITDA	(2,029)	12,659	10,829	24,282
Plus:
Interest income	73	46	147	94
Less:
Depreciation and amortization	(3,763)	(3,621)	(7,744)	(7,177)
Interest expense	(4,279)	(7,776)	(8,638)	(15,468)
Change in fair value of interest rate swaps	2,296	-	2,376	-
Provision for (benefit from) income taxes	2,685	(610)	902	(829)
Net income (loss)	$(5,017)	$698	$(2,128)	$902

	Outstanding at	Applicable
	June 30, 2010	Interest Rate
Selected Debt and Swap Data
9 5/8% senior subordinated notes	$282,500	9.63%
Revolving credit facility	$26,000	3.85%